EXHIBIT 99.1

OXiGENE Expands ZYBRESTAT Named Patient Program With Azanta A/S

SOUTH SAN FRANCISCO, Calif., Aug. 22, 2012 (GLOBE NEWSWIRE) -- OXiGENE, Inc. (Nasdaq:OXGN), a clinical-stage biopharmaceutical company developing novel therapeutics to treat cancer, announced that the company has amended the Limited Distribution Agreement, established in December 2011, with Azanta Danmark A/S to include additional territories. The territory originally included the European Union, including the Nordic countries and Switzerland, and Canada. The expanded territories now include Israel and South Korea. The Limited Distribution Agreement provides access to ZYBRESTAT® for the treatment of patients in Europe with anaplastic thyroid cancer (ATC) on a compassionate use basis via a named patient program, managed by Azanta A/S. The Agreement provides a regulatory mechanism to allow healthcare professionals in Europe to prescribe ZYBRESTAT to individual ATC patients while it is still in development.

"We are delighted to expand our collaboration with Azanta A/S which has brought ZYBRESTAT to ATC patients in several European countries on a compassionate use basis," said Peter J. Langecker, M.D., Ph.D., Chief Executive Officer of OXiGENE. "We deeply appreciate Azanta's successful implementation of the named patient program, and their commitment to expanding its geographic reach. Their standing as a European specialty pharmaceutical company with specialized technical and regulatory expertise in implementing compassionate use programs, and their dedication to serving the needs of patients suffering with ATC who have no other therapeutic options, make them a valuable partner for OXiGENE."

Under the terms of the agreement, OXiGENE provides ZYBRESTAT to Azanta, and Azanta serves as the exclusive distributor for ZYBRESTAT in the specified territory for this purpose. Azanta provides ZYBRESTAT to physicians solely to treat ATC on a compassionate use basis in the territory covered by the agreement until such time as ZYBRESTAT may obtain marketing approval in that territory. OXIGENE and Azanta are cooperating on regulatory activities relating to ZYBRESTAT for the treatment of ATC within the territory.

About OXiGENE

OXiGENE is a clinical-stage biopharmaceutical company developing novel therapeutics to treat cancer. The Company's major focus is developing vascular disrupting agents (VDAs) that selectively disrupt abnormal blood vessels associated with solid tumor progression. OXiGENE is dedicated to leveraging its intellectual property and therapeutic development expertise to bring life-extending and life-enhancing medicines to patients.

The OXiGENE, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4969

About Azanta

Azanta A/S is a specialty pharma company primarily operating within oncology, women's health and addiction medicine. The vision of Azanta A/S is to become an international market leader within specialty pharma products and innovative pharmaceutical concepts. Azanta A/S currently markets or makes available nine specialty pharma products in the Nordic region and in the U.K., including Nimoral, a hypoxic radiosensitizer for the treatment of head and neck cancer patients undergoing primary radiotherapy. In addition, Azanta A/S has a portfolio of low risk development projects which are planned to be commercialized within the next two to three years.

Safe Harbor Statement

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Any or all of the forward-looking statements in this press release, which include the timing of advancement, outcomes, and regulatory guidance relative to our clinical programs, achievement of our business and financing objectives may turn out to be wrong. Forward-looking statements can be affected by inaccurate assumptions OXiGENE might make or by known or unknown risks and uncertainties, including, but not limited to, the inherent risks of drug development and regulatory review, and the availability of additional financing to continue development of our programs.

Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in OXiGENE's reports to the Securities and Exchange Commission, including OXiGENE's reports on Form 10-K, 10-Q and 8-K. However, OXiGENE undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise. Please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

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